WSFS Financial Corporation EXHIBIT 99.1 3Q 2018 Investor Update October 31, 2018

Forward-Looking Statements This presentation contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS Financial Corporation (“WSFS” or the “Company”) expects its proposed acquisition of Beneficial to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies WSFS expects to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Beneficial Bancorp, Inc. (“Beneficial” or “BNCL”)) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in WSFS’s share price before closing, that the businesses of WSFS and Beneficial will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Beneficial have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of shares of WSFS common stock to be issued in the transaction, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of WSFS and Beneficial. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Beneficial for the year ended December 31, 2017 and any updates to those risk factors set forth in WSFS’s and Beneficial’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Beneficial with the U.S. Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Beneficial or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Beneficial undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise. 2

Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see Appendix 3. The following are the non-GAAP measures used in this presentation: . Core net income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, unrealized gains, recovery of/provision for fraud loss and corporate development costs . Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains (losses) and unrealized gains . Core earnings per share (“EPS”) is a non-GAAP measure that divides (i) core net income by (ii) weighted average shares of common stock outstanding for the applicable period . Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core noninterest income . Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development expenses, and recovery of provision for fraud loss . Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core noninterest income . Core fee income to total revenue is a non-GAAP measure that divides (i) core non interest income by (ii) (tax equivalent) core net interest income and core noninterest income . Core return on assets (“ROA”) is a non-GAAP measure that divides (i) core net income by (ii) average assets for the applicable period . Core and Sustainable ROA is a non-GAAP measure that divides (i) net income determined in accordance with GAAP and adjusting it by taking core net income and normalizing for long-term credit costs, non-recurring accretion from purchased credit impaired loans (“PCI”), and a normal tax rate by (ii) average assets for the applicable period . Tangible common equity (“TCE”) is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets. Return on average tangible common equity (“ROTCE” or “ROATCE”) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity . Tangible common book value per share is a non-GAAP measure that is equal to common equity less goodwill and intangible assets, divided by total shares outstanding . Core operating leverage is a non-GAAP measure that is determined by subtracting (i) core noninterest expense growth (year over year) from core net revenue growth (year over year) 3

Table of Contents Reported Financial Results Page 5 3Q 2018 Highlights Page 6 2018 Outlook Page 9 The WSFS Franchise Page 12 Selected Financial Information Page 23 Appendix 1 – Management Team Page 34 Appendix 2 – Business Model Page 36 Appendix 3 – Non-GAAP Financial Information Page 37 Appendix 4 – Combination with Beneficial Bank Page 41 4

Reported Financial Results 3Q 2018 Reported Results: • EPS $1.20 • NIM 4.11% • ROA 2.18% • Fee Income / Total Revenue 39.8% • ROTCE (1) 26.3% • Efficiency Ratio 49.8% • Reported net income of $38.9 million, or $1.20 per diluted common share for 3Q18 compared to net income of $20.6 million, or $0.64 per share for 3Q 2017 and $28.7 million, or $0.89 per share for 2Q18 • Net revenue was $105.0 million, an increase of $16.4 million, or 19%, from 3Q 2017 • Net interest income was $63.1 million, an increase of $7.0 million, or 12%, from 3Q 2017; and noninterest income was $41.9 million, an increase of $9.5 million, or 29%, from 3Q 2017 • Noninterest expenses were $52.5 million, a decrease of $1.7 million, or 3%, from 3Q 2017 • Reported results include the impact of two notable items previously disclosed on September 13, 2018 on Form 8-K. Detail on the impact of these items can be found on page 39. Including these favorable items, this resulted in 22 percentage points of positive operating leverage as compared to 3Q 2017. (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for 5 a reconciliation to GAAP financial information.

3Q 2018 Highlights

3Q 2018 Highlights 3Q 2018 Core (1) Results: • EPS $0.96 • NIM 4.11% • ROA 1.73% • Fee Income / Total Revenue 35.5% • ROTCE 21.0% • Efficiency Ratio 57.6% Strong Operating Results: ($ in millions) 3Q 2018 3Q 2017 Change Core(1) Net Revenue $98.0 $87.8 +12% • Reflects strong and balanced organic growth Net Interest Income $63.1 $56.1 +12% • Result of continued strong organic growth, pricing discipline and prudent balance sheet mix management. Provides flexibility to respond to Net Interest Margin 4.11% 3.95% +16bps competitive pricing environment • Driven by highly diversified and steady performance Core(1) Fee Income in our Cash Connect and Wealth Management $34.9 $31.7 +10% (noninterest Income) businesses. Somewhat offset by lower mortgage banking, service charges, and SBA fees Core Efficiency Ratio 57.6% 60.2% -2.6% • 6 percentage points of positive operating leverage(1) (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for 7 a reconciliation to GAAP financial information.

3Q 2018 Highlights Loan Growth Impacted by Competitive Market Conditions • Total loans grew 2% (annualized) for the quarter. Commercial loans were essentially flat on a linked quarter basis, impacted by very aggressive pricing and continuation of the trend of elevated pay-offs • Our strong margin and fee revenue growth during the course of 2018 have provided flexibility to remain disciplined on loan pricing. Loans could be growing at higher levels but we have intentionally decided to trade incremental loan growth for overall profitability Customer Funding Reflects Continued Core Deposit Strength • Total customer funding increased 5.5% (not annualized), from 06/30/18. This excludes a temporary commercial deposit of $127.6 million • Core deposits were 87% of total customer deposits, and no- and low-cost checking deposit accounts represented a robust 48% of total customer deposits at 9/30/18. These core deposits predominantly represent longer-term, less price-sensitive customer relationships, which are especially valuable in a rising rate environment Credit Quality Remains Stable and Strong • Total credit costs (provision for loan losses, loan workout expenses, OREO expenses, and other credit costs), which can be uneven, of $3.7 million for 3Q 2018, compared to $3.2 million in 2Q 2018 and $3.5 million in 3Q 2017 • Total problem assets of $151.8 million, compared to $143.0 million at 06/30/18 • Total delinquencies (including nonperforming delinquencies) were $29.8 million, or 0.61%, of gross loans, compared to $26.7 million, or 0.54%, of gross loans at 06/30/18 • Total NPAs improved $1.3 million, or 2%, to $53.9 million at 9/30/18, compared to $55.1 million at 06/30/18. NPAs to total assets ratio of 0.75% decreased from 0.78% at 06/30/18 • Net charge offs were $2.9 million, or 0.24% (annualized), of average gross loans, an increase from $2.3 million, or 0.19% (annualized), in 2Q 2018 8

2018 Outlook

2018 Outlook YTD Update to Full-Year Outlook • Mid-to high-single-digit loan and deposit growth YTD Actual (annualized): Loans 3%; Deposits 8%(1) • Loan growth impacted by highly competitive pricing environment • Net interest margin 3.90%s YTD Actual: 4.07% • Anticipate Q4 to be in range +/- of 3Q NIM of 4.10% • Impact of September Fed Funds rate increase to be offset by likely higher deposit betas • Total credit costs (provision, loan workout expenses, OREO expenses, and other credit reserves) between $13 – $15 million for the year or approximately 20bps of assets. Credit costs can be uneven quarter to quarter YTD Actual: $11 million • Low double-digit noninterest income growth YTD Core(2) Actual: 13% • Efficiency ratio slightly under 60% YTD Core(2) Actual: 59.4% • Effective tax rate of approximately 23%. This tax rate may fluctuate quarter to quarter due to equity exercise activity and other factors YTD Actual: 21% (1) Excludes a temporary commercial deposit of $127.6 million 10 (2) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for a reconciliation to GAAP financial information.

2018 Outlook Core & Sustainable ROA(1) 1.60% YTD 2018 Adjusted for new corporate 1.56% 1.50% tax rate 1.40% 1.50% ROA (1) 1.30% 1.20% Began with Core 1.10% and Sustainable ROA of 0.70% in 1.30% 1Q13 1.00% 1.19% 1.13% 1.15% Core & & Core Sustainable 0.90% 0.95% 0.91% 0.80% FY13 FY14 FY15 FY16 FY17 FY18 Outlook Core & Core & Core & Core & Core & Sustainable Sustainable Sustainable Sustainable Sustainable GAAP ROA 1.07% 1.17% 1.05% 1.06% 0.74% (1) Core and Sustainable ROA is a non-GAAP measure that divides (i) net income determined in accordance with GAAP and adjusting it by taking core net income and normalizing for long-term credit costs, non-recurring accretion from purchased credit impaired loans (“PCI”), and a normal tax rate by (ii) average assets. See Appendix 3 for GAAP reconciliation. 11

The WSFS Franchise

The WSFS Franchise • Largest independent bank and trust co. HQ in the Del. Valley • $7.2 billion in assets • $19.7 billion in fiduciary assets, including $2.3 billion in assets under management • 77 offices • Founded in 1832, WSFS is one of the ten oldest banks in the U.S. • Major business lines • Retail • Commercial • Wealth Management (1) • Cash Connect® (ATM cash and related businesses) (1) (1) Wealth and Cash Connect businesses conducted nationwide 13

The WSFS Franchise Deposits of Traditional Banks in the State of Delaware June 30, 2018* Total Branch Total Deposits Market ‘17-’18 ‘17-’18 CAGR Rank Institution Count in Market Share Growth Growth ‘08-’18 1 M&T Bank Corp (NY)1 39 $6,265,332 29.46% 201,592 3.32% 2.79% 2 PNC Financial Service Group (PA) 38 $4,142,691 19.48% (241,772) (5.51)% 5.48% 3 WSFS Financial Corp (DE) 34 $3,906,290 18.37% 216,042 5.85% 9.69% 4 Wells Fargo & Co (CA) 18 $2,190,710 10.30% (72,731) (3.21)% (3.84)% 5 TD Bank (Canada)2 13 $1,191,264 5.60% 39,842 3.46% 11.56% 6 Citizens (RBS - Scotland) 23 $1,140,917 5.36% 3,272 0.29% 1.07% 7 Bank of America (NC) 6 $1,040,981 4.89% 355,012 51.75% 40.45% 8 Fulton Financial Corp. (PA) 10 $608,921 2.86% 37,955 6.65% 8.78% 9 Artisans’ Bank (DE) 12 $472,912 2.22% 11,532 2.50% (0.81)% 10 County Bank (DE) 7 $308,653 1.45% 10,365 3.47% 0.71% Top 10 State of Delaware Banks3 200 $21,268,671 100.00% 561,109 2.71% 3.76% (1) M&T Bank growth excludes a $427 million increase in the Wilmington Trust office. M&T reported NCC growth is 15%. 14 (2) Excludes estimated out of market deposit of TD bank. (3) Top 10 Delaware Banks house 96% of all traditional deposits in the share.

The WSFS Franchise – PA Expansion Strong position as one of the few remaining super-community banks in the attractive and rapidly consolidating southeastern PA markets Over the past 6 years, WSFS has successfully expanded its franchise into Pennsylvania through: • De novo branches; hiring local lenders • Acquisition of Array / Arrow • Acquisition of Alliance Bank • Acquisition of Penn Liberty Bank • Acquisition of West Capital Management Southeastern PA -- Chester, Delaware & Montgomery Counties 2018 2012 Change Market Share (1) 2.05% 0.24% +1.81% Loans (2) $1.30B $442M +293% Deposits (2) $1.42B $323M +439% Locations (3) 28 9 +19 Households (2) 18,443 5,976 +309% (1) Source: FDIC (2) Based on customer address of deposit. As of June 30 for the respective year 15 (3) Includes one location (West Capital) in Philadelphia, PA Figures are as of 6/30/2012 & 6/30/2018

The WSFS Franchise – PA Expansion Deposits of Traditional Banks in Chester, Delaware and Montgomery Counties in Pennsylvania June 30, 2018* Total Branch Total Deposits Market ‘17-’18 ‘17-’18 CAGR Rank Institution Count in Market 1 Share Growth Growth ‘08-’18 1 Wells Fargo Bank 78 $11,068,137 19.26% $93,051 0.85% 5.95% 2 TD Bank 47 $7,427,441 12.92% $(358,303) (4.60)% 4.33% 3 Citizens 76 $7,122,143 12.39% $68,738 0.97% 3.79% 4 PNC Bank 42 $5,461,761 9.50% $(13,456) (0.25)% 6.59% 5 The Bryn Mawr Trust 36 $3,103,220 5.40% $529,418 20.57% 15.15% 6 BB&T 48 $3,002,242 5.22% $(68,932) (2.24)% 3.13% 7 Bank of America 25 $2,494,821 4.34% $75,846 3.14% 13.11% 8 Univest Bank & Trust 19 $2,130,332 3.71% $148,058 7.47% 6.92% 9 Santandar 35 $1,942,942 3.38% $42,621 2.24% 2.58% 10 Key Bank 30 $1,823,371 3.17% $15,002 0.83% 0.45% 12 WSFS Financial Corp (DE) 23 $1,177,195 2.05% $121,507 11.51% (0.43)% Other banks 193 $8,486,848 14.77% $(211,954) (2.44)% (5.12)% Total Counties 623 $57,475,271 100.00% $573,717 1.01% 3.50% (1) Source: FDIC 16

The WSFS Franchise - Attractive Markets Population Number of Businesses Delaware Southeastern PA 900,000 90,000 Delaware Southeastern PA 800,000 80,000 700,000 70,000 600,000 60,000 500,000 50,000 400,000 40,000 300,000 30,000 200,000 20,000 100,000 10,000 - - Sussex Kent New Castle Delaware Chester Montgomery Sussex Kent New Castle Delaware Chester Montgomery Median Home Value Median Household Income 350,000 Delaware Southeastern PA 100,000 Delaware Southeastern PA 90,000 300,000 80,000 250,000 70,000 200,000 60,000 50,000 150,000 40,000 100,000 30,000 20,000 50,000 10,000 - 1 - Sussex Kent New Castle Delaware Chester Montgomery Sussex Kent New Castle Delaware Chester Montgomery National Average National Average Sources: S&P Global Market Intelligence, U.S. Census Bureau, Zillow 17 1 Note: Zillow Home Value Index was not available for Sussex County; information shown details median listing price in Sussex County, DE.

Regional Employment Composition

Philadelphia-Camden-Wilmington MSA

Diversity of industries drives stable & favorable employment in our markets

Unemployment of 3.9%[(1)]



Mining, logging, and construction 4%
Manufacturing 6%
Trade, transportation, and utilities 18%
Information 2%
Financial activities 7%
Professional and business services 16%
Education and health services 22%
Leisure and hospitality 10%
Other services 4%
Government 11%

Chart Data Source: Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; August 2018.
(1) Unemployment rate is for the State of Delaware, Chester County PA, Delaware County PA, & Montgomery County PA (equally weighted). Unadjusted August 2018.

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The WSFS Franchise – Diversified & Robust Fee Income WSFS Strategic Plan goal of fee (noninterest) income to total revenue of 40% by 4Q 2018 36% Trust & Wealth $120 Cash Connect Bank Segment 34% $36 $100 35% $27 5 Year CAGR 35% 34% $80 $23 Trust & Wealth: 21% Fee income Fee 33% $18 $43 $16 Cash Connect: 18% (1) $60 $14 $36 Bank: 8% $ in Millions $ in Millions $30 $24 $26 $19 Total Core Total $40 $46 $20 $40 $32 $33 $33 $36 $0 2012 2013 2014 2015 2016 2017%’s represent fee (noninterest) income / total revenue (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See 19 Appendix 3 for reconciliation to GAAP financial information.

The WSFS Franchise – WSFS Wealth A Full-Service Wealth Management Offering Net Revenue of $14.0 million in 3Q 2018 Pre-tax Income of $13.2 million (Includes $7.9 million insurance recovery) 20

The WSFS Franchise – Cash Connect® • Leading provider of ATM vault cash, armored carrier management, cash forecasting services, insurance and equipment services • Approximately $960 million in vault cash managed • Approximately 26,500 non-bank ATMs in all 50 States • Vault cash margin pressure offset by additional managed services • Operates 443 ATMs for WSFS Bank; largest in-market ATM franchise • $10.3 million in net revenue (fee income less funding costs) and $1.6 million in pre-tax profitability in 3Q 2018 • 5 year CAGR for net revenue is 12% • Also serves as an innovation center for the company, both expanding core ATM offerings and additional payment-, processing- and software-related activities; e.g., launched WSFS Mobile Cash – allows Customers to securely withdraw cash from ATMs by using their WSFS Mobile Banking App • Growing smart safe pipeline generated by several national channel partners that are actively marketing our program, in addition to 2,028 smart safes as of 9/30/18, up from just over 100 safes at the end of 2015 21

Embracing Innovation as a Catalyst for Growth 22

Selected Financial Information

The WSFS Franchise - WSFS Bank Asset Composition – September 30, 2018 Assets $7.2 Billion; Net Loans $4.9 Billion Non- Earning 52% Assets 6% C&I BOLI • Commercial loans <1% comprise 83% of the loan portfolio Net Loans Construction • C&I (including owner- 7% Investments 17% 69% occupied real estate), the largest component, Consumer 13% 23% makes up 52% of the Cash CRE net loan portfolio Connect 5% Residential 8% Mortgages 24

The WSFS Franchise - WSFS Bank Funding Composition – September 30, 2018 Total Funding – $7.2 Billion; Customer Deposits – $5.4 Billion • Core deposits represent 87% of total customer Time deposits and non-interest Non- 13% interest and very low interest Customer DDA 29% DDA (WAC 46bps) stand Equity 11% Deposits Money at 48% of customer 76% Market & funding (49% when a Borrowings Interest Savings 8% DDA 21% temporary $127.6mm 37% commercial money market deposit is Wholesale excluded) Deposits Other 4% Liabilities 1% Note: 9/30/18 Funding Composition excludes temporary commercial deposit of $127.6 million 25

The WSFS Franchise - Balanced Growth Balance sheet composition has remained steady as WSFS has grown Loan Composition Funding Composition 1 6,000,000 8,000,000 7,000,000 5,000,000 10% 7% 6,000,000 13% 4,000,000 28% 5% 5,000,000 23% 11% 3,000,000 4,000,000 4% 16% 10% 26% 8% 3,000,000 2,000,000 25% 15% 22% 2,000,000 52% 14% 1,000,000 13% 53% 1,000,000 25% 11% 8% 0 0 September 30, 2013 September 30, 2018 September 30, 2013 September 30, 2018 Equity Wholesale Funding & Other C&I CRE Non-Interest DDA Interest DDA Residential Mortgage Consumer Money Market & Savings Time Construction (1) 9/30/18 Funding Composition excludes temporary commercial deposit of $127.6 million 26

Well Positioned for Rising Rates As of 9/30/18 (WSJ Prime @ 5.25%) 12 month NII NII BPS Change(1) % Impact $ Impact +25 0.9% +2.2mm +50 1.7% +4.4mm +100 3.4% +8.8mm +200 6.8% +17.2mm Balance Sheet Drivers • High % of variable/adjustable rate total loan portfolio: 64% • High % core deposits: 87%; high % non-interest bearing and low-interest DDA: 48% • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of 52% (1) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 27

Overall Credit Trends Remain Strong

WSFS Financial Corporation

Weighted Average Risk Rating (1)



High point during the cycle of 5.53 in 1Q12
4.95

Criticized & Classified Loans / Tier-1 + ALLL



High point during the cycle of:
Criticized: 105.6% in 1Q10
Classified: 70.5% in 3Q09
19.58%
11.30%
Classified Loans
Criticized Loans

Delinquencies (2) / Gross Loans



High point during the cycle of 3.03% in 1Q12
0.61%
Delinquencies
Large Relationship (3)

NPAs / Total Assets



High point during the cycle of 2.61% in 3Q09
0.75%

(1) 10 point scale; 1 is substantially risk-free, 10 is a loss. Figures are based on loan outstandings. High point of 5.53 represents the high point since WSFS converted to a 10 point scale in 1Q12.
(2) Includes non-accruing loans
(3) One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016

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Loan Portfolio Composition Outstanding Balances as of 9/30/2018 No industry or CRE concentrations in the loan portfolio C&I & Owner Occupied CRE CRE Investor & Construction Other Services Special Use & Other Flex, Warehouse, Mixed Use (except Public 9% Self-Storage, Administration) 3% General Industrial 10% Other (13) 13% 25% Residential Multi- Accommodation Family and Food Services 15% 11% Office 18% Wholesale Trade Construction 6% 10% Residential 1-4 16% Real Estate Rental and Leasing 8% Retail Trade Health Care and 9% Manufacturing Retail Social Assistance 9% 29% 9% Commercial & Industrial: $1.51 billion Non Owner Occupied CRE $1.13 billion Owner Occupied CRE: $1.09 billion Construction $333 million Top 25 Relationships ($): $570 million Top 25 Relationships ($): $521 million Top 25 Relationships (% of C&I/OOCRE portfolio): 22% Top 25 Relationships (% of CRE portfolio): 36% Top 25 Relationships (% of commercial loans): 12% Top 25 Relationships (% of commercial loans): 11% 29

Robust Capital to Grow and to Return to Shareholders Total Risk Based Capital (TRBC) 000’s $800,000 $750,000 $700,000 $650,000 $600,000 $550,000 $500,000 $450,000 $400,000 $350,000 $300,000 12/12 12/13 12/14 12/15 12/16 12/17 9/18 Total Risk-Based Capital Well Capitalized Requirement 12/12 12/13 12/14 12/15 12/16 12/17 9/18 TRBC 14.29% 14.36% 13.83% 13.11% 11.93% 12.08% 13.09% Tier-1 Capital 13.04% 13.16% 12.79% 12.31% 11.19% 11.36% 12.37% Excess RBC (above 10%) $140,117 $153,542 $147,186 $146,788 $66,939 $119,940 $183,258 TCE / Assets(1) 7.72% 7.69% 9.00% 8.84% 7.55% 7.87% 8.78% TBV/Share (1) $12.74 $12.89 $15.30 $16.30 $15.80 $17.06 $19.22 (1) Holding Company ratio. This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for 30 GAAP results. See Appendix 3 for reconciliation to GAAP financial information.

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance • ROA, ROTCE and EPS growth • Insider ownership1 is over 5% • Board of Directors and Executive Management ownership guidelines in place and followed • In 3Q 2018, WSFS repurchased 47,000 shares of common stock at an average price of $52.15 as part of our 5% buyback program approved by the Board of Directors in 4Q 2015 • 532,194 shares remaining to purchase under the current authorization • $46.1 million in cash remains in the Holding Company as of 9/30/18 • The Board of Directors approved a quarterly cash dividend of $0.11 per share of common stock. This will be paid on 11/20/18 to shareholders of record on 11/6/18 (1) As defined in our most recent proxy statement, as adjusted for unvested stock options approved by shareholders and awarded to the CEO and EVPs 31 in April 2013.

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Appendices

Appendix 1 – Management Team Mark A. Turner, 55, has served as President and Chief Executive Officer since 2007. He was elected Chairman of the Board of Directors in July 2017. Mr. Turner was previously Chief Operating Officer and the Chief Financial Officer for WSFS. Prior to joining WSFS, his experience includes working at CoreStates Bank and Meridian Bancorp. Mr. Turner started his career at the international professional services firm of KPMG, LLP. He received his MBA from the Wharton School of the University of Pennsylvania, his Master’s Degree in Executive Leadership from the University of Nebraska and his Bachelor’s Degree in Accounting and Management from LaSalle University. Rodger Levenson, 57, has served as Executive Vice President and Chief Operating Officer since July 2017. Mr. Levenson was previously the Chief Commercial Banking Officer from 2006 to 2015, interim Chief Financial Officer from March 2015 to May 2016 and Chief Corporate Development Officer from May 2016 to July 2017. From 2003 to 2006, Mr. Levenson was Senior Vice President and Manager of the Specialized Banking and Business Banking Divisions of Citizens Bank. Mr. Levenson received his MBA in Finance from Drexel University and his Bachelor’s Degree in Finance from Temple University. Dominic C. Canuso, CFA, 43, joined WSFS in 2016 as Executive Vice President and Chief Financial Officer. From 2006 to 2016, he was Finance Director at Barclays’ US Credit Card Business, most recently serving as Line of Business CFO. Prior to Barclays, he was at Advanta Bank and Arthur Andersen Consulting. Mr. Canuso received his Executive MBA and Bachelor’s Degree from Villanova University. Arthur Bacci, 59, joined WSFS as Executive Vice President and Chief Wealth Officer in April 2018. Prior to joining WSFS, Art was a Vice President at Principal Financial Group, a diversified global investment management firm, where he most recently served as Head of Principal’s Hong Kong business from 2013 to 2018. Art joined Principal in 2002 as chief financial officer of Principal Trust Company (in Delaware). He subsequently was named CEO/President of the trust company and Principal Bank. He began his career with Bank of America and has held management positions with the William E. Simon & Sons private equity group and with a fin-tech company involved with financial advisory and trading products. Art received his BS in Finance from San Jose State and a MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania Wharton School. Lisa M. Brubaker, 54, has served as Chief Technology Officer since May 2018. Ms. Brubaker previously served as Senior Vice President, Director of Retail Strategies since 2006 and has held of a variety of management positions with WSFS Bank over her 31 year career. Ms. Brubaker received a Bachelor’s degree from the University of Delaware and is an Aresty Scholar of the Wharton School of Executive Education. 34

Appendix 1 – Management Team Steve Clark, 61, joined WSFS Bank in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 thru 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor’s Degree in Business Administration (Marketing) from the University of Delaware. Peggy H. Eddens, 63, Executive Vice President, Chief Associate and Customer Experience Officer, joined WSFS Bank in 2007. From 2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier Bank, Butler PA. Ms. Eddens received a Master of Science Degree in Human Resource Management from La Roche College and her Bachelor’s Degree in Business Administration with minors in Management and Psychology from Robert Morris University. Paul S. Greenplate, 60, Executive Vice President and Chief Risk Officer, joined WSFS in 1999 and prior to his leadership role in the Risk Division, he served as Senior Vice President and Treasurer. As Executive Vice President and Chief Risk Officer, Mr. Greenplate oversees all independent Risk Management functions including, Credit Risk Management, Real Estate Services, Asset Recovery, Enterprise Risk Management, Legal, Internal Audit, Loan Review and Regulatory Compliance. Mr. Greenplate graduated from the University of Delaware with a Bachelor’s Degree in Economics. Thomas Stevenson, 66, has served as President of Cash Connect Division since 2003. Mr. Stevenson joined WSFS in 1996 as Executive Vice President and Chief Information Officer. Prior to joining WSFS, Mr. Stevenson was the Manager of Quality Assurance at Electronic Payment Services. Mr. Stevenson attended Wayne State University and the Banking and Financial Services program at the University of Michigan’s Graduate School of Business Administration. Patrick J. Ward, 62, joined WSFS in August 2016 as Executive Vice President, Pennsylvania Market President. He also serves on the Board of Directors of WSFS Financial Corporation. Mr. Ward has over 32 years of banking industry experience and previously served as Chairman and CEO of Penn Liberty Bank. He was an EVP of Citizens Bank of Pennsylvania from January 2003 until January 2004. Prior thereto, Mr. Ward served as President and CEO of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank, until its acquisition by Citizens Bank in January 2003. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor’s Degree in Economics and earned an MBA from the University of Notre Dame. Richard M. Wright, 65, Executive Vice President and Chief Retail Banking Officer since 2006. From 2003 to 2006, Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA. Mr. Wright received his MBA in Management Decision Systems from the University of Southern California and his Bachelor’s Degree in Marketing and Economics from California State University. 35

Appendix 2 – Business Model 36

Appendix 3 – Non-GAAP Financial Information Tangible common equity to assets and Tangible common book value per share 3 Months Ended 3 Months Ended 3 Months Ended September, 30, 2018 June, 30, 2018 September 30, 2017 Total Assets $7,159,842 $7,122,547 $6,875,344 Less: Goodwill and other intangible assets $186,584 $187,259 $189,116 Total Tangible Assets $6,973,258 $6,935,288 $6,686,228 Total Stockholders Equity $798,822 $768,977 $740,861 Less: Goodwill and other intangible assets $186,584 $187,259 $189,116 Total Tangible Common Equity (non-GAAP) $612,238 $581,718 $551,745 Calculation of Tangible Common Book Value Per Share Book Value per Share (GAAP) $25.08 $24.25 $23.59 Tangible Common Book Value Per Share (non-GAAP) $19.22 $18.35 $17.57 Calculation of Tangible Common Equity to Assets Equity to Asset Ratio (GAAP) 11.16% 10.81% 10.78% Tangible Common Equity to Asset Ratio (non-GAAP) 8.78% 8.40% 8.25% 37

Appendix 3 – Non-GAAP Financial Information Core: GAAP Reconciliation Three months ended Three months ended Three months ended 9 Months Ended September 30, September 30, 2018 June 30, 2018 September 30, 2017 2018 GAAP net (loss) income $38,935 $28,740 $20,569 $105,025 Plus (less): Pre-tax adjustments: Securities gains, unrealized gains, recovery of/provision for legal settlement and fraud loss, WSFS Foundation contribution, and corporate development costs (11,160) 457 112 (27,735) (Plus)/less: Tax impact of pre-tax adjustments 3,140 (108) -43 7,102 Non-GAAP net income $30,915 $29,089 $20,638 $84,392 GAAP return on average assets (ROA) 2.18% 1.65% 1.20% 2.01% Plus (less): Pre-tax adjustments: Securities gains, unrealized gains, recovery of/provision for legal settlement and fraud loss and corporate development costs (0.63) 0.03 0.01 (0.53) (Plus) less: Tax impact of pre-tax adjustments 0.18 (0.01) 0.14 Core ROA (non-GAAP) 1.73% 1.67% 1.21% 1.62% EPS (GAAP) $1.20 $0.89 $0.64 $3.26 Plus (less): Pre-tax adjustments: Securities gains, unrealized gains, recovery of/provision for legal settlement and fraud loss and corporate development costs (0.34) 0.01 (0.86) (Plus) less: Tax impact of pre-tax adjustments 0.1 0.22 Core EPS (non-GAAP) $0.96 $0.90 $0.64 $2.62 Calculation of return on average tangible common equity: GAAP net (loss) income $38,935 $28,740 $20,569 $105,025 Plus: Tax effected amortization of intangible assets 543 543 468 1,627 Net tangible income (non-GAAP) $39,478 $29,283 $21,037 $106,652 Average shareholders’ equity $782,100 $757,416 $738,123 $755,283 Less: average goodwill and intangible assets 187,007 187,577 189,599 187,593 Net average tangible common equity $595,093 $569,839 $548,524 $567,690 Return on average tangible common equity (non-GAAP) 26.32% 20.61% 15.22% 25.12% Calculation of core return on average tangible common equity: Non-GAAP net income $30,915 $29,089 $20,638 $84,392 Plus: Tax effected amortization of intangible assets 543 543 468 1,627 Core net tangible income (non-GAAP) $31,458 $29,632 $21,106 $86,019 Net average tangible common equity $595,093 $569,839 $548,524 $567,690 Core return on average tangible common equity (non-GAAP) 20.97% 20.86% 15.27% 20.26% 38

Appendix 3 – Non-GAAP Financial Information

Core: GAAP Reconciliation

	3 Months Ended September, 30, 2018	3 Months Ended June, 30, 2018	3 Months Ended September 30, 2017	9 Months Ended September, 30, 2018
Net Interest Income (GAAP)	$63,097	$60,989	$56,129	$181,800
Core Net Interest Income (non-GAAP)	$63,097	$60,989	$56,129	$181,800
Noninterest Income (GAAP)	$41,901	$34,987	$32,441	$124,355
Less: Unrealized gains on equity investment	$3,249			$18,595
Less: Gain on sale of Visa Class B shares	$3,757			$3,757
Less: Securities gains			$736	$21
Core Noninterest Income (non-GAAP)	$34,895	$34,987	$31,705	$101,982
Core Net Revenue (1) (non-GAAP)	$97,992	$95,976	$87,834	$283,782
Tax equivalized interest (as reported)	$331	$340	$793	$1,015
Core Net Revenue (non-GAAP) (tax-equivalent)	$98,323	$96,316	$88,627	$284,797
Noninterest Expense (GAAP)	$52,454	$57,831	$54,163	$163,697
Plus/Less: (Recovery of)/provision for fraud Loss	($10)			($1,675)
Plus/Less: (Recovery of)/provision for legal settlement	($7,938)			($7,938)
Less: Corporate Development	$3,794	$457	$153	$4,251
Less: Debt extinguishment costs			$695	
Core Noninterest Expense	$56,608	$57,374	$53,315	$169,059
Efficiency Ratio (Reported) (2)	**49.80%**	**60.04%**	**60.61%**	**53.29%**
Core Efficiency Ratio (3)	**57.6%**	**59.6%**	**60.2%**	**59.4%**
Fee Income / Total Revenue (4)	**39.78%**	**36.33%**	**36.30%**	**40.48%**
Core Fee Income / Total Revenue (5)	**35.5%**	**36.3%**	**35.8%**	**35.8%**

	Three months ended		
Calculation of core operating leverage:	30-Sep-18	30-Jun-18	30-Sep-17
Core net revenue growth (year over year)	12%	13%	16%
Core noninterest expense growth (year over year)	6%	10%	18%
Core operating leverage (non-GAAP)	6%	3%	-2%

(1) Net Interest Income plus Core Noninterest Income. (2) Noninterest expense divided by (tax-equivalent) net interest income plus noninterest income . (3) Core noninterest expense divided by (tax-equivalent) net interest income plus core noninterest income. (4) Noninterest income divided by (tax equivalent) net interest income and noninterest income.
(5) Core noninterest income divided by (tax equivalent) net interest income and core noninterest income

39

Appendix 3 – Non-GAAP Financial Information

WSFS Financial Corporation

Core & Sustainable ROA: GAAP Reconciliation

	FY17	FY16	FY15	FY14	FY13	FY12
Reported (GAAP) ROA	**0.87**	**1.06**	**1.05**	**1.17**	**1.07**	**0.73**
Non-recurring PCI accretion			(0.02)			
Long-term credit normalization	(0.00)	0.04	(0.00)	(0.09)	(0.05)	0.33
Securities Gains	(0.02)	(0.03)	(0.02)	(0.01)	(0.05)	(0.33)
SASCO write up					(0.06)	
Corporate Development expense	0.01	0.09	0.10	0.06	0.01	
Debt Extinguishment	0.01		0.01			0.06
FHLB Dividend			(0.01)			
BOLI						(0.02)
Fraud Loss	0.03					
Contribution	0.02					
Tax Normalization	0.27	(0.01)	0.02	(0.18)	(0.01)	0.00
Core & Sustainable ROA	**1.19**	**1.15**	**1.13**	**0.95**	**0.91**	**0.77**

	2018 YTD	3Q18	2Q18	1Q18	4Q17	3Q17	2Q17	1Q17	4Q16	3Q16	2Q16	1Q16	4Q15	3Q15	2Q15	1Q15	4Q14	3Q14	2Q14	1Q14	4Q13	3Q13	2Q13	1Q13	4Q12
Reported (GAAP) ROA	**2.01**	**2.18**	**1.65**	**2.20**	**(0.56)**	**1.2**	**1.23**	**1.12**	**1.08**	**0.82**	**1.23**	**1.13**	**1.03**	**1.14**	**0.98**	**1.06**	**1.07**	**0.99**	**1.12**	**1.52**	**1.09**	**1.29**	**1.00**	**0.91**	**0.70**
Non-recurring PCI accretion													(0.07)												
Long-term credit normalization	(0.01)	(0.01)	(0.01)	0.03	0.04	0.01	(0.03)	(0.02)	0.10	0.14	(0.05)	(0.05)	0.00	(0.04)	0.10	(0.07)	(0.11)	(0.12)	(0.13)	0.01	(0.04)	(0.03)	(0.03)	(0.11)	0.08
Securities Gains				(0.71)	(0.01)	(0.02)	(0.03)	(0.01)	(0.02)	(0.04)	(0.03)	(0.01)	(0.02)	(0.01)	(0.02)	(0.03)	0.00	0.00	(0.02)	(0.03)	(0.04)	(0.02)	(0.05)	(0.10)	(0.22)
SASCO write up																						(0.22)			
Corporate Development expense	0.06	0.17	0.03		0.00	0.01	0.02	0.01	0.06	0.27	0.03	0.02	0.27	0.05	0.05	0.03	0.06	0.15	0.01	0.02	0.03				
Debt Extinguishment						0.02							0.03												0.22
FHLB Dividend																(0.05)									
Fraud Loss (recovery)	0.02			(0.06)	0.10																				
Contribution					0.05																				
Legal Settlement	(0.12)	(0.34)			0.44																				
Visa Class Gains	(0.32)	(0.30)																							
Tax Normalization	(0.06)	(0.06)	(0.08)	(0.02)	1.25	0.00	(0.02)	(0.06)	(0.02)	0.00	(0.04)	0.01	0.00	0.02	0.00	0.04	(0.04)	(0.02)	(0.01)	(0.62)		(0.03)			
Core & Sustainable ROA	**1.56**	**1.64**	**1.59**	**1.44**	**1.31**	**1.22**	**1.17**	**1.04**	**1.20**	**1.19**	**1.14**	**1.10**	**1.24**	**1.16**	**1.11**	**0.98**	**0.98**	**1.00**	**0.97**	**0.90**	**1.04**	**0.99**	**0.92**	**0.70**	**0.78**

40

Appendix 4 Creating the Largest, Premier, Locally-Headquartered Community Bank for the Greater Delaware Valley Concurrently executing a technology transformation to secure a competitive advantage and meet fast-changing Customer needs

Additional Information & Participants in the solicitation Important Additional Information will be Filed with the SEC This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS of Beneficial. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed transaction, WSFS has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of WSFS and Beneficial and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and Beneficial may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy /Prospectus will be mailed to stockholders of WSFS and Beneficial. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BENEFICIAL, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Beneficial, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Beneficial Bancorp, Inc., Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103. Participants in the Solicitation WSFS, Beneficial and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Beneficial in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018, and information regarding Beneficial’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 8, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph. 42

Delaware Valley’s Premier Community Bank  The only community . $7.1bn in assets . $5.8bn in assets . Wilmington, DE bank with scale (#6 . Philadelphia, PA . Founded 1832 market share) and a . Founded 1853 . Oldest and largest . Oldest and largest independent community bank full service product offering in the independent community bank and trust company headquartered in Philadelphia headquartered in the Philadelphia-Camden- Delaware Valley . 72 offices predominantly in Wilmington MSA Philadelphia and neighboring . 77 offices predominantly in New Jersey and Southeastern Delaware and Southeastern  Transformational Pennsylvania counties Pennsylvania investment in . Major Business Lines: . Major Business Lines: . Commercial technology and . Commercial . Retail delivery capabilities to . Retail . Mortgage provide top-tier . Mortgage . Wealth Management customer experience in . Leasing . Cash Connect a rapidly changing banking landscape Award Winning Work Place Award Winning Work Place 43

Compelling Market Opportunity

WSFS Financial Corporation

At $13 billion in assets, the combined bank fills a long-standing service gap in the Delaware Valley market between larger regional / national banks and smaller community banks

Philadelphia-Camden-Wilmington Deposit Market Share

	Institution	Total Deposits ($mm)	Market Share (%)
1	Wells Fargo Bank, NA	31,664	20.02
2	TD Bank, NA	29,164	18.44
3	PNC Bank, NA	17,984	11.37
4	Citizens Bank	15,857	10.03
5	Bank of America, NA	14,240	9.00
	Pro Forma WSFS / BNCL	**8,012**	**5.07**
6	M&T Bank	7,800	4.93
7	BB&T	5,075	3.21
8	**Wilmington Savings Fund Society, FSB**	**4,032**	**2.55**
9	**Beneficial Bank**	**3,980**	**2.52**
10	The Bryn Mawr Trust Company	3,089	1.95
11	Univest Bank and Trust Co.	2,961	1.87
12	Fulton Bank	2,717	1.72
13	KeyBank NA	2,129	1.35
14	Santander Bank, N.A.	2,091	1.32
15	Firstrust Savings Bank	2,054	1.30
16	Republic Bank	1,776	1.12
17	Investors Bank	1,523	0.96
18	Customers Bank	1,437	0.91
19	Penn Community Bank	1,370	0.87
20	DNB First, NA	867	0.55
	Total Institutions in Market	**158,167**	

Market Position

- 5th largest depository MSA in the U.S.
- Over 2.5x the market share of the next largest local community bank
- WSFS' 5-year compound annual deposit growth rate of 9.5% vs. an annual average of 3.5% for the MSA

Former Iconic Delaware Valley Banks

PSFS · Commerce Bank · Meridian · CoreStates · Girard Bank

- WSFS is filling the service gap left by the acquisitions of former iconic local banks by larger out-of-market banks

Market share data as of June 30, 2017; Source: FDIC

Note: Market Share data excludes brokered deposits and non-traditional banks (e.g. credit card companies)

44

Leading Market Position in Demographically-Robust Region . 3rd largest metro in the Northeast – $432 billion regional economy . 5th largest depository MSA in the U.S. . 8th largest MSA population in the U.S. 25 Miles . Median household income of $71k versus national median of $61k New Jersey . 200,000+ operating businesses . 4th largest university population among all U.S. metro areas . Major transportation hub, conveniently located along I-95 corridor, Amtrak’s Northeast Regional Line, and home to the Philadelphia International Airport Sources: S&P Global Market Intelligence, Select Greater Philadelphia Council 45

Transaction Summary

Negotiated Deal Combines Two Strong Community Banks

WSFS Financial Corporation

Transaction Value & Consideration	▪ Per share: $19.61, Aggregate: $1.46 billion [(a)] ▪ $2.93 of cash and .3013 WSFS shares ▪ Approximately 85% WSFS Common Stock, 15% Cash ▪ BNCL options will be cashed out ▪ P/TBV: 171.7%, P/2018E[(b)]: 35.9x, Core Deposit Premium: 15.4%
Pro Forma Ownership	▪ ~60% WSFS shareholders / ~40% BNCL shareholders
Board of Directors	▪ Gerard P. Cuddy and 2 additional BNCL Directors to join WSFS Board
Senior Management	▪ Mark A. Turner, Executive Chairman ▪ Rodger Levenson, President and CEO ▪ Gerald P. Cuddy, Vice Chairman of WSFS Bank ▪ Entire BNCL senior team (8) under contract through mid-2020
Headquarters	▪ Wilmington, DE, with a significant presence in Philadelphia, PA
Expected Closing	▪ Q1 2019, subject to shareholder and regulatory approvals

(a) Based on WSFS closing price as of August 7, 2018 of $55.35
(b) Based on consensus analyst estimates

46

Delivery Transformation Disruptive Banking Landscape . Technological advances and changing customer preferences are rapidly disrupting the traditional banking model as evidenced by the significant reduction of branch traffic and transaction volume, along with enhancements and customer adoption of digital channels and fin-tech platforms . 81% of consumers are using digital channels to engage with their bank . 60%+ want to open a bank account, take a loan, or apply for a mortgage via digital channel . 63% think experience is the most important consideration when opening a bank account . Within the next five years, digital sales have the potential to account for 40% or more of new inflow revenue in the most progressive geographies and customer segments “The reasons we invest so much in technology “We have 35 million digital customers. 25 million plus (whether it’s digital, big data or machine learning) are mobile customers and you know we have 50 million simple: to benefit customers with better, faster and customers, so we have penetration rates where really often cheaper products and services, to reduce errors everyone is using it” and to make the firm more efficient” – Brian Moynihan, - Jamie Dimon, Bank of America JP Morgan Chase Sources: Oracle: The New Digital Demand and Retail Banking, S&P Global Market Intelligence, McKinsey: Strategic Choices for Banks in the Digital Age, JP Morgan Annual Letter, CNBC Interview of Brian Moynihan 47

Delivery Transformation

WSFS Financial Corporation

Opportunity for Delivery Transformation

- The combined platform creates an ideal opportunity to evaluate the expanded branch network and scale investment into complementary digital capabilities with the objective of developing a top-tier, highly competitive omni-channel delivery platform
- Incremental investment of $32 million over the next 5 years into digital delivery initiatives targeted across four major areas, representing ~3x WSFS' non-routine annual technology expenses
- Investment funded from ~50% of the savings from consolidating ~25% of the combined branch network

Integrated Omni-Channel Platform

Customer Experience

Leading-edge, proven, customer-focused initiatives to deliver a seamless customer experience

- Peer-to-peer payments
- Personal financial management
- Streamlined account opening

Risk Management

Enhancing security and privacy for our customers as trust is a top priority

- Advanced cyber security
- Real-time fraud alerts
- Integrated internal control monitoring

Data Platform

Next generation platform for an integrated architecture

- CRM
- Data warehouse
- Customer intelligence

Workflow Automation

Standardize and digitize processes to reduce cost and improve efficiency

- Enterprise document imaging
- Back office automation & streamlining
- Associate knowledge platform

48

Key Model Details

WSFS Financial Corporation

Traditional Synergies	▪ $45.6 million annual from non-branch operations and personnel ▪ $10.3 million annual expenses related to BNCL's 2015 public offering[b] } 39%[a]

Delivery Transformation	▪ $11.7 million of additional annual cost savings from branch consolidations } 8%[a]
	  ▪ 36% from proximity, 64% from branch optimization
	  ▪ 30 net branches consolidated (~25% of combined network)
	▪ Incremental $32.0 million technology investment over a 5 year period; ~50% of branch savings

Cost Savings Realization	▪ Cost savings from traditional synergies and delivery transformation are phased in at 50%, 90%, and 100% for 2019, 2020, and 2021
Merger & Restructuring Costs	▪ $117 million with an additional $29 million of capitalized expenses, total $146 million ▪ Some of these incremental costs are associated with delivery transformation and technological investments
Crossing $10bn	▪ $11 million ($10.5 million Durbin related) annual pre-tax earnings loss starting Q3 2020

Note: Assumes marginal effective tax rate of 26% and Core Deposit Intangible equal to 1.75% BNCL's Non-Time Deposits
(a) Percentage of BNCL YTD annualized non-interest expense of $143 million
(b) Reflects acceleration of certain costs related to BNCL's full conversion to a public company in 2015

49

High Value / Low Risk Transaction

WSFS Financial Corporation

Financial Metrics

	Beneficial Combination	Delivery Transformation	Pro Forma Impact
2020 EPS Accretion	**5.4%**	(1.2%)	**4.2%**
2021 EPS Accretion	**8.7%**	(0.7%)	**8.0%**
TBV Dilution[a]	**(3.2%)**	(1.1%)	**(4.3%)**
TBV Earnback (Years)[a]	**2.8**	N/A	**3.7**
IRR			**19%**

- $28.5 million of identified, achievable annual revenue synergies not included in model. If achieved, revenue synergies would result in 11.5% accretion to 2021 EPS and a reduction to the TBV earnback to 2.9 years.

Low Risk Transaction

- Negotiated deal; 70+ day joint evaluation and due diligence process including thorough integration and conversion planning
- High level management alignment, continuity, and buy-in throughout the combined organization. Management has an intimate knowledge of combined markets
- Both institutions have strong regulatory standings
- Beneficial's cash and liquidity position improves WSFS' overall liquidity and earnings potential
- Diversified pro forma loan portfolio and complementary low cost, core deposit base
- **WSFS' management team has a proven track record of successfully integrating recent acquisitions and beating expected results; as evidenced by above peer ROAA of 1.65% reported in Q2 2018**

(a) Based on Cross-Over Method with 100% of non-capitalized one-time expenses at close
(b) 2020 EPS accretion based on consensus-estimates; 2021 EPS accretion assumes EPS growth rate of 8% for each company

50

History of Delivering on Strategic Plan Targets

Strategic merger rationale is in line with WSFS' proven strategy of accelerating investment spending over the short-term to deliver superior long-term value creation



1.50% +
1.50%
1.19%
1.13%
1.15%
0.91%
0.95%
$13bn+
$4.5bn Assets
$4.8bn
$5.6bn
$6.8bn
$7.0bn
$7.2bn
2013
2014
2015
2016
2017
2018 Plan
2021
Total Assets
Core & Sustainable ROA(a)

Post Recession Investment 2010-2013	Merger / Delivery Transformation 2019-2021
Accelerated significant investments in infrastructure, personnel, and additional lines of business to capitalize on post recession opportunities to expand market share and significantly improve profitability.	Accelerating significant investments in integration, technology, and delivery systems to profitably expand market share as the premier community bank in our market and address the changing needs of the banking customer.

(a) Core and Sustainable ROA is a non-GAAP measure that divides (i) net income determined in accordance with GAAP and adjusting it by taking core net income and normalizing for long-term credit costs, non-recurring accretion from purchased credit impaired loans ("PCI"), and a normal tax rate by (ii) average assets. See page 60 for GAAP reconciliation.

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Delivering Beyond Expectations, Including on M&A WSFS’ management team has a history of delivering superior shareholder value by performing beyond expectations WSFS 1 Christiana Bank & Trust Company CAGR: 24% Total Price Increase: 544% 2 Array Financial / Arrow Land Transfer* 3 First Wyoming Financial Corp 4 Alliance Bancorp 6 5 Penn Liberty Financial Corp 7 NASDAQ Bank 6 Powdermill Financial Solutions* 5 CAGR: 11% 4 Total Price Increase: 151% 7 West Capital Management* 3 2 1 Jan 2010 Aug 2018 Note: returns based on stock price appreciation * Non-bank financial acquisition 52

Strategic Upside

WSFS Financial Corporation

Significant strategic upside with the potential to drive $28.5 million of additional annual revenue (not modeled) with further upside from disciplined capital management

Fee Income

Significant opportunity to increase Beneficial's fee income by making available WSFS' full suite of fee-based products and services

- WSFS Q2 YTD fee income ratio of 36%, BNCL Q2 YTD fee income ratio of 14%
- Traditional banking fee revenue, including credit cards
- Full service wealth management offering
- Mortgage – Transition from originate to hold to originate to sell, generating additional fee income

By improving Beneficial's fee income ratio to the average of our peer group[a] (~20%), ~$16mm of annual revenue could be added

Net Interest Margin

Opportunity to expand net interest margin

- WSFS Q2 YTD NIM 4.06%, BNCL Q2 YTD NIM 3.28%
- Transitioning mortgage model
- Optimizing deposit mix
- Further pricing discipline possible due to WSFS high service model
- Increased relationship based C&I assets leading to higher yields

Every 25bps expansion above BNCL's current NIM would provide ~$12.5 million in additional annual revenue

Capital Management

Combined institution will generate high levels of earnings that will be efficiently deployed consistent with WSFS' capital management philosophy

- WSFS Q2 YTD Core ROATCE [b] of 19.9%, BNCL Q2 YTD Core ROATCE [b] of 5.2%
- Targeted TCE levels between 7%-8%
- Return at least 25% of earnings through a combination of purposefully low dividends and active buybacks

(a) Consists of Eagle Bancorp, Bryn Mawr Bank, OceanFirst Financial, Bank of Princeton, Shore Bancshares, Univest, Sandy Spring, Peapack-Gladstone, Fulton Financial, DNB Financial, and Customers Bancorp

(b) Core ROATCE is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See page 60 for a reconciliation to GAAP financial information.

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Rationale for Combination & Delivery Transformation

WSFS Financial Corporation

Premier Locally Headquartered Community Bank for the Delaware Valley

- 5th largest depository MSA
- 6th largest bank in MSA by deposit market share
- Consistent track record of delivering sustainable high performance
- Proven ability to capture market share from larger banks

Large Scale Delivery Transformation

- Consolidating ~25% of combined branch infrastructure
- Incremental re-investment of ~$32 million (50% of branch optimization) in technology across the franchise to create top-tier customer experience and back-office efficiencies

Favorable Financial Impact

- 8.0% 2021 EPS accretion
- 4.3% dilution to TBV / 3.7 year earnback
- 19% IRR
- Creates opportunity to generate 1.50% Core & Sustainable ROA on $13+ bn in assets

Low Risk Transaction

- Thorough integration and conversion planning over 70+ day period
- Strong regulatory standings
- WSFS successful record of M&A; Management's intimate knowledge of combined markets

Vault Over $10 Billion

- Combination provides the scale to vault past the $10 billion regulatory hurdle in an economical way
- 11.4% 2021 EPS accretion without impact of Durbin

Significant Revenue Opportunities

- Revenue opportunities are quantified but not included in base model
- Potential to generate $28.5 million of potential additional annual revenue resulting in 11.5% 2021 EPS accretion & 2.9 year TBV earnback

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Summary The WSFS combination with Beneficial and Delivery Transformation of the resulting $13 billion and growing franchise creates the only community bank in the demographically-robust Delaware Valley with the scale and delivery capabilities to drive sustainable top-quintile performance at or above WSFS’ current ROAA and ROATCE metrics. 55

Appendix

Thorough Due Diligence Process & Integration Plan

WSFS Financial Corporation

Overview

- Comprehensive due diligence coordinated and led by key executives
- Key focus areas: Credit Quality, Compliance, Risk, Technology, Operations, Legal, and Regulatory
- Full engagement of external counsel, financial advisors, and 3rd parties consultants for loan review, integration, and Delivery Transformation

Credit Quality and Balance Sheet

- Strong credit culture and disciplined underwriting aligned with our standards
- Loan review encompassed $1.4B; 55% of total commercial loans
- Evaluated cross-section of loans focusing on perceived higher risk areas
- Estimated gross credit mark of $80.4mm or 1.9%
- Estimated interest rate mark down of $144mm or 3.4%
- ~$600mm in liquidity to be redeployed at ~200bps premium

Compliance, Regulatory, and Risk

- Strong regulatory standing including an "Outstanding" CRA Rating
- Strong compliance and risk systems
- $11 million ($10.5 million Durbin related) annual pre-tax earnings loss beginning in Q3 of 2020

Integration Planning - Current

- Establish core project team
- Complete detailed line of business reviews and planning
- Develop a detailed road map for IT and operations system integration
- Outline timeline and details of Delivery Transformation and Technology Investment

Alignment of Platforms - First half 2019

- Align systems across key focus areas
- Update policy and procedures
- Initiate updated monitoring and controls

Full Integration - Second half 2019

- Implement Delivery Transformation and technology investment plan
- Execute on integration strategy and customer communications
- Manage acquired operation

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High Quality Loan & Deposit Portfolio Based on Q2 2018 Balance Sheets Combined Total Loans: $4.92 bn Total Loans: $4.02 bn Total Loans: $8.94 bn Yield on Loans: 5.31% Yield on Loans: 4.50 % Yield on Loans: 4.99% Consumer Consumer 12% Consumer 12% C&I(a) 12% Residential 24% 5% Residential C&I(a) Construction 13% 40% 6% Residential C&I(a) 24% 53% Construction 5% Small Business CRE Construction Leases 24% 3% CRE 2% Small Business Leases 33% CRE 4% 28% Deposits: $5.37 bn Deposits: $4.16 bn Deposits: $9.53 bn Cost of Deposits: 0.65% Cost of Deposits: 0.59% Cost of Deposits: 0.63% Brokered Brokered Noninterest- 6% Noninterest- Time 4% Noninterest- Bearing Time Time Bearing 19% Bearing 14% 16% 13% 27% 21% Interest- Interest- Bearing Bearing Demand Interest-Bearing Demand 26% 21% Demand MMDA/Savings MMDA/Savings MMDA/Savings 18% 36% 41% 38% (a) Includes owner occupied CRE Note: Does not include purchase accounting adjustments 58

Capital Overview Tier 1 Common Ratio Tier 1 Ratio Well Well 21.7% Capitalized 21.7% Capitalized 6.5% 8.0% 11.5% 10.4% 10.2% 10.8% WSFS BNCL Pro Forma WSFS BNCL Pro Forma 6/30/2018 6/30/2018 at Close 6/30/2018 6/30/2018 at Close Total Capital Ratio Leverage Ratio Well Well Capitalized Capitalized 22.8% 15.7% 10.0% 5.0% 10.0% 9.5% 12.2% 11.2% WSFS BNCL Pro Forma WSFS BNCL Pro Forma 6/30/2018 6/30/2018 at Close 6/30/2018 6/30/2018 at Close Holding Company Ratios 59

Non-GAAP Financial Information

WSFS Financial Corporation

Supports Core and Sustainable ROA detail on page 51

	FY17	FY16	FY15	FY14	FY13	FY12
Reported (GAAP) ROA	**0.87**	**1.06**	**1.05**	**1.17**	**1.07**	**0.73**
Non-recurring PCI accretion			(0.02)			
Long-term credit normalization	(0.00)	0.04	(0.00)	(0.09)	(0.05)	0.33
Securities Gains	(0.02)	(0.03)	(0.02)	(0.01)	(0.05)	(0.33)
SASCO write up					(0.06)	
Corporate Development expense	0.01	0.09	0.10	0.06	0.01	
Debt Extinguishment	0.01		0.01			0.06
FHLB Dividend			(0.01)			
BOLI						(0.02)
Fraud Loss	0.03					
Contribution	0.02					
Tax Normalization	0.27	(0.01)	0.02	(0.18)	(0.01)	0.00
Core & Sustainable ROA	**1.19**	**1.15**	**1.13**	**0.95**	**0.91**	**0.77**

Supports Core ROATCE figures on page 53

	Six months ended June 30, 2018	
	WSFS	BNCL
Calculation of return on average tangible common equity:		
GAAP net (loss) income	$66,090	$21,729
Plus: Tax effected amortization of intangible assets	1,084	291
Net tangible income (non-GAAP)	$67,174	$22,020
Average shareholders' equity	$741,652	$1,015,984
Less: average goodwill and intangible assets	187,891	171,289
Net average tangible common equity	$553,761	$844,695
Return on average tangible common equity (non-GAAP)	**24.5%**	**5.2%**
Calculation of core return on average tangible common equity:		
GAAP net (loss) income	$66,090	$21,729
Plus (less): Pre-tax adjustments: Securities gains, unrealized gains, recovery of/provision for fraud loss, and corporate development costs	(16,575)	(123)
(Plus)/less: Tax impact of pre-tax adjustments	3,963	29
Non-GAAP net income	53,478	21,635
Plus: Tax effected amortization of intangible assets	1,084	291
Core net tangible income (non-GAAP)	$54,562	$21,926
Net average tangible common equity	$553,761	$844,695
Core return on average tangible common equity (non-GAAP)	**19.9%**	**5.2%**

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TBV Dilution Reconciliation Tangible Book Value Dilution Aggregate Per Share WSFS Projected TBV 12/31/18 $633,203 $19.97 Equity Consideration 1,253,085 Less Goodwill from Seller's One Time Costs 12,740 Less Total Additional Intangibles Created 764,360 Less Buyer's One Time Costs 78,921 Pro Forma TBV $1,030,267 $19.12 Dilution (4.3%) 61

Additional Information

Overview of Mark to Market Adjustments Projected Estimated Mark Estimated Balance Sheet Mark Category % $ Life (Years) Method Size HTM Investments Fair Value Estimate $924,669 (1.19%) ($10,998) 3.10 Straight Line Impact of Core Deposit Intangible 3,513,231 1.75% 61,482 10.00 Straight Line Impact of Loan Interest Fair Value Estimate 4,235,837 (3.40%) (144,018) 4.50 Straight Line Impact of Loan General Credit Fair Value Estimate 4,235,837 (1.25%) (52,948) 3.50 Straight Line Impact of Loan Specific Credit Fair Value Estimate 4,235,837 (0.65%) (27,533) 0.00 Straight Line Impact of Time Deposits Fair Value Estimate 4,358,018 (0.24%) (10,446) 1.80 Straight Line Impact of Borrowings Fair Value Estimate 625,634 (1.76%) (10,988) 2.10 Straight Line 63

Summary Modeling Assumptions & Key Dates • Legal Close: 1Q 2019 - subject to customary shareholder and regulatory approvals • Systems Conversion: August 2019 • Phasing of Cost Savings: $67.6mm cost savings phased at 50%, 90%, and 100% for 2019, 2020, and 2021 • Delivery Transformation: • Incremental investment of $32.0 million over the next 5 years ($13mm CapEx, $19mm OpEx) • Investment funded from ~50% of the savings from consolidating ~25% of the combined branch network (3Q 2019) • Costs of Crossing $10B: $11.0 million ($10.5mm from Durbin) pre-tax earnings loss annually starting 3Q 2020 • Investment Portfolio & Liquidity Repositioning: • Leveraging BNCL’s Fed funds investments to payoff wholesale funding • Reposition investment portfolio to align with WSFS duration risk and yield 64

Summary Modeling Assumptions & Key Dates Revenue Synergies (not modeled): $28.5 million of potential additional annual revenue. Starting 1Q 2020. Fee Income: ~$16.0mm of annual fee income through wealth management, mortgage, and traditional banking: • Wealth: WSFS has a full scale, full product Wealth offering with $19B of Assets Under Administration, including ~$2B of Assets Under Management through WSFS Investments, Cypress Capital Management, and West Capital Management. Additionally, Wealth Client Management (formerly Private Banking) has ~$210mm in loans and ~$250mm in deposits • Mortgage: Transition from primarily 3rd party originations to originate-to-sell model. WSFS generates over 10x the mortgage originations per branch as BNCL • Banking: Leverage WSFS SBA 7a, Cash Management capabilities and overall high-touch service model • Interest Income: ~$12.5 million in additional annual interest income • Higher yields through increased relationship-based C&I assets • WSFS C&I assets yield 5.22% vs BNCL C&I assets of 4.71% • WSFS has ~3x more C&I relationship managers than BNCL. Average portfolio size per relationship manager is ~30% larger • WSFS Credit Card expands BNCL product offering and is expected to enhance yield, while BNCL leasing products can be offered to WSFS Customers and markets 65

Outlook Modeled Core Return on Average Assets(1) 2.00% 1.90% 1.80% 1.70% 1.60% 1.50% 1.79% 1.73% 1.67% 1.40% 1.62% 1.61% 1.50% 1.51% 1.51% 1.30% Core Return on Average Assets on Average Return Core 1.20% 2018 Outlook / YTD Actual 2019 Pro Forma (2) 2020 Pro Forma (2) 2021 Pro Forma (2) Core ROA With Revenue Synergies YTD Actual (1) Excludes one-time transaction costs (2) Includes impact of CECL / Leases 66 Pro formas represent original merger assumptions announced on 8/8/2018 which include the assumptions set forth on pages 64 and 65

Delivery Transformation

WSFS Financial Corporation

- Incremental investment of $32 million over the next 5 years into digital delivery initiatives, representing ~3x WSFS' non-routine annual technology expenses
- WSFS has a long history of innovation highlighted by our Cash Connect business and our strong partnerships – SoFi, Spring EQ, LendKey
- Below are examples of existing digital capabilities and initially planned investments to expand our offerings as part of our Delivery Transformation:

	Customer-facing	Platform / Infrastructure
Today	WSFS Everyday Pay (P2P) Apple Pay WSFS Mobile Cash (Cardless ATM) Snapshot Deposit Online Account Opening Mobile and Online Banking	nCino Commercial Loan Origination Oracle Cloud Document Imaging and Workflows E-Signature
Future Additions	Zelle (1H 2019) Personal Financial Management (1H 2019) Dynamic Dialogue Guides (1H 2019) Virtual Personal Banker (2H 2019) Customer E-Learning modules (2H 2019) Universal/Mobile Account Opening	Data Warehouse / Predictive Analytics Associate E-Learning Training Intelligent Workflow Automation Omni-Channel Platform / Universal CRM

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Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-571-7264 stockholderrelations@wsfsbank.com www.wsfsbank.com Mark A. Turner Dominic C. Canuso Rodger Levenson Chairman, President and CEO Chief Financial Officer Chief Operating Officer 302-571-7160 302-571-6833 302-571-7296 mturner@wsfsbank.com dcanuso@wsfsbank.com rlevenson@wsfsbank.com 68